SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant     ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

VOYA MUTUAL FUNDS

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

VOYA EMERGING MARKETS EQUITY DIVIDEND FUND

VOYA GLOBAL EQUITY DIVIDEND FUND

VOYA RUSSIA FUND

7337 East Doubletree Ranch Road

Suite 100

Scottsdale, Arizona 85258-2034

IMPORTANT NOTICE REGARDING YOUR INVESTMENT

Dear Shareholder:

We need your help. We recently sent to you proxy material regarding the upcoming Joint Special Meeting for each of the above-listed Funds. Our records indicate that we have not received your proxy voting instructions for this Meeting scheduled for February 10, 2015. Please take a moment now to cast your proxy vote so that your shares may be represented. Another copy of your proxy ballot(s) has been enclosed. Your vote is critical to the outcome of this Meeting.

Should you have any questions regarding the proposal, please call the toll-free number 1-800-820-2416 between 9:00 a.m. and 10:00 p.m. EST Monday to Friday and Saturday 12:00 p.m. to 6:00 p.m. The voting options below have been set up for your convenience. If you have voted since the mailing of this letter, we apologize for the follow up mailing and thank you for your participation.

Thank you for your assistance with this important matter.

Please take a moment now to cast your vote using one of the options listed below:

Vote with a proxy specialist by calling 1-800-820-2416. We can answer your questions and record your vote. (Open: M-F 9am – 10pm, Sat 12pm – 6pm ET)

Vote by Touch-tone Phone by calling the phone number on the enclosed proxy card: Enter the control number printed on the card and follow the touchtone prompts.

Vote via the Internet by logging on to the website noted on the enclosed proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

Vote by Mail by mailing in your signed proxy card in the envelope provided. If convenient, please utilize one of the three prior voting options listed above so that your vote is certain to be counted at the Meeting on February 10, 2015.

VOYA RETAIL-0210R

Voya funds Level I Script

(CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on behalf of your current investment with the Voya funds.

You were recently sent proxy materials for the Special Meeting of Shareholders scheduled to take place on February 10, 2015.

Have you received this information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees is recommending a vote “In Favor” of each proposal.

If “No” or negative response:

I would be happy to review the meeting agenda with you and record your vote by phone; however, your Board of Trustees is recommending a vote “In Favor” of each proposal.

Would you like to vote along with the Board’s Recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you hold in Voya funds before the meeting takes place, would you like us to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on this confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 7-29-2014

VOYA FUNDS (OPEN END) ANSWERING MACHINE SCRIPT

Hello.

I am calling on behalf of your investment with Voya funds.

The Special Meeting of Shareholders is scheduled to take place on February 10, 2015. All shareholders are being asked to consider and vote on important matters. As of today, your vote has not been registered.

Please contact us as soon as possible at 1-800-820-2416 Monday through Friday between the hours of 9:00am and 11:00pm Eastern Time.

Your vote is very important. Thank you and have a good day.

VOYA FUNDS (CLOSED END) ANSWERING MACHINE SCRIPT

Hello.

I am calling on behalf of your investment with Voya funds.

The Special Meeting of Shareholders is scheduled to take place on February 10, 2015. All shareholders are being asked to consider and vote on important matters. As of today, your vote has not been registered.

Please contact us as soon as possible at 1-800-821-2712 between the hours of 9:00am and 11:00pm Eastern Time.

Your vote is very important. Thank you and have a good day.